UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[x]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

PROBE MANUFACTURING, INC.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.
1)     Title of each class of securities to which transaction applies:
2)     Aggregate number of securities to which transaction applies:
       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
       (set forth the amount on which the filing fee is calculated and state how it was determined):
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5)     Total fee paid:

[ ] Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
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2)     Form, Schedule or Registration Statement No.:
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PROBE MANUFACTURING, INC
25242 ARCTIC OCEAN DRIVE

LAKE FOREST, CALIFORNIA 92630
(949) 206-6868

NOTICE OF MEETING OF SHAREHOLDERS PURSUANT TO PARAGRAPH 2.4 OF THE BYLAWS

TO BE HELD ON SEPTEMBER 29, 2006

September 18, 2006

Dear Fellow Shareholders:

Notice is hereby given that a Meeting of Shareholders of PROBE MANUFACTURING, INC., a Nevada corporation ("Company"), will be held on Friday, September 29, 2006 at the executive offices of PROBE MANUFACTURING, INC. located at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630 at 10 a.m. for the following purposes:

1. To Elect Reza Zarif, Kambiz Mahdi, Barrett Evans, and Jeff Conrad as Directors of the Company until their respective successors shall be elected and qualified;

2. To approve the sale of common stock securities to Quantum Fuel Systems Technologies Worldwide, Inc. representing 19.9% of the outstanding stock of Probe Manufacturing, Inc. and

2. To Consider Other Matters That Properly May Come Before The Meeting Or Any Adjournment Thereof.

Shareholders of record as the close of business on September 1, 2006, are entitled to vote at the meeting or any postponement or adjournment thereof. All shareholders are cordially invited to attend the meeting.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND RETURN THE ENCLOSED PROXY USING THE ENVELOPE PROVIDED.

By order of the Board of Directors

September 18, 2006

_____________________________
Jeff Conrad
Corporate Secretary

PROBE MANUFACTURING, INC
25242 ARCTIC OCEAN DRIVE

LAKE FOREST, CALIFORNIA 92630

(949) 206-6868

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 20, 2006

PROXY SOLICITATION INFORMATION

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Probe Manufacturing, Inc. for use at the Annual Meeting of Stockholders to be held on Friday, September 29, 2006, at 10:00 a.m., local time, at our Corporate Offices located at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630 and at any adjournments thereof (the "Meeting").

COST OF SOLICITATION

The cost of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us.  In addition to solicitation by mail, our officers, directors and employees, who will receive no extra compensation for their services, may solicit proxies personally or by facsimile.

MAILING OF PROXY STATEMENT, PROXY AND FORM 10-KSB ANNUAL REPORT

This Proxy Statement and the accompanying Proxy will be mailed on or about September 19, 2006, to all stockholders entitled to notice of and to vote at the Meeting.

We will provide without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2005 and related financial statements and financial statement schedules to each stockholder entitled to vote at the meeting, who requests a copy of such in writing or by phone. Requests should be sent to: Probe Manufacturing, Inc., at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630.  Our telephone number is (949) 206-6868.

QUORUM, VOTES REQUIRED AND TABULATION OF VOTES

STOCKHOLDERS ENTITLED TO VOTE

The close of business on September 1, 2006 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on September 1, 2006 there were 10,327,700 shares of Common Stock outstanding.  Each share of common stock is entitled to one vote. With respect to all matters that will come before the Meeting, each stockholder may vote shares registered in his or her name on the record date.

QUORUM

We must have the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote to hold the Meeting. This is referred to as a quorum. Proxies received that withhold authority to vote for a nominee for election as a director and those that are marked as abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

VOTES REQUIRED FOR ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors.  This means that the four nominees receiving the highest number of “For” votes will be elected as directors. A properly executed proxy marked "Withhold" or "For All Except" with respect to the election of one or more nominees will not be counted as a vote "cast" or have any effect on the election of such nominee or nominees.

VOTE REQUIRED FOR ALL OTHER PROPOSALS

The affirmative vote of the holders of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Meeting is required to:

To approve the sale of shares of common stock representing 19.9% of the outstanding stock of Probe Manufacturing, Inc to Quantum Fuel System Technologies Worldwide, Inc..

A properly executed proxy marked “Abstain” with respect to the above proposal will be treated as shares present or represented and entitled to vote on such proposal and will have the same effect as voting against the proposal.

RETURNED PROXY CARDS THAT DO NOT PROVIDE VOTING INSTRUCTIONS

Proxies that are signed and returned will be voted in the manner instructed by the stockholder. If you sign and return your proxy card with no instructions, the proxy will be voted "For All Nominees" and “For the Stock Sale” with respect to the election of all nominees for director named in this Proxy Statement and for the proposed sale of stock to Quantum Fuel System Technologies Worldwide, Inc.

BROKER NON-VOTES

If you hold your shares of common stock in "street name," that is, through a broker, bank or other representative, you are considered the beneficial owner of the shares held in street name. As the beneficial owner, you have the right to direct your broker how to vote. Brokers who have not received instructions from beneficial owners generally have the authority to vote on certain "routine" matters, including the election of directors. With respect to a non-routine matter, a broker is not permitted to vote such shares on your behalf as to such matter. Shares representing such "broker non-votes" with respect to a non-routine matter will not be voted in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, "broker non-votes" will have no effect on the outcome of the vote for Proposal 2.

CHANGING YOUR VOTE

You may revoke your proxy or change your vote at any time before the proxy is voted at the Meeting. In order to do this, you must:

Attend the Meeting and vote in person. In this case, you must notify the Inspector of Elections that you intend to vote in person.

A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

SECURITY  OWNERSHIP  OF  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth certain information concerning the beneficial ownership  of  our outstanding classes of stock as of September 1, 2006, by each person  known  by us to (i) own beneficially more than 5% of each class, (ii) by each  of  our  Directors  and  Executive Officers and (iii) by all Directors and Executive  Officers  as  a  group.  Unless  otherwise  indicated  below,  to our knowledge,  all  persons listed below have sole voting and investment power with respect  to  their shares of common stock except to the extent that authority is shared  by  spouses  under  applicable  law.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Ownership (1)
Kambiz Mahdi (2)	1,956,266	18.94%
Reza Zarif (3)	2,034,711	19.70%
Dennis Benner (4)	520,818	5.04%
Barrett Evans (5)	1,723,676	16.69%
Jeffrey Conrad (6)	1,723,676	16.69%
eFund Capital Partners, LLC (7)	1,6,23,676	15.72%
Ashford Capital, LLC (8)	1,013,860	9.72%
Apt Leadership, LLC	691,956	6.70
Total	8,041,287	77.86%

Total of All officers and directors	5,714,653	55.33%

(1)

The number of shares of common stock outstanding as of September 1, 2006 is 10,327,700.  The percentage of ownership does not include shares underlying other classes of securities held by the individuals, such as Series A and Series B Warrants which can be converted into common stock.  Since no one has exercised their warrants the shares entitled to vote are 10,327,700.hereof.

(2)

Kambiz Mahdi was one of our founders and is a director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe. Also, Mr. Mahdi has received stock as interest payments for a promissory note he has with the Company

(3)

Reza Zarif is our chief executive officer and a director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Zarif acquired his shares as a founder of Probe. Included in Mr. Zarif’s total of shares owned are 12,824 shares of common stock owned by his wife Rafina Paniego. Mrs. Paniego   received stock as interest payments for a promissory note he has with the Company.

(4)

Dennis Benner is a former director of ours and acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them. Furthermore, Dennis Benner received 100,000 shares of common stock as compensation for being a member of our board of directors.  Also, Mr. Benner has received stock as interest payments for a promissory note he has with the Company.

(5)

Mr. Evans owns 100,000 shares which were issued to him as compensation for being a member of the board of directors of the Company for the last two years.  Furthermore, Barrett Evans is a managing member of eFund Capital Partners, LLC and indirectly owns the shares held by eFund.  Please see number (7) below.

(6)

Mr. Conrad owns 100,000 shares directly which were issued to him as compensation for being a member of the board of directors of the Company for the last two years.  Furthermore, Jeffrey Conrad indirectly owns shares held by eFund Capital Partners, LLC.  Please see number (7) below.

(7)

The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004. Also, eFund has received stock as interest payments for a promissory note he has with the Company

(8)

The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC is also the managing partner of Ashford Transition Fund, LP which owns 423,046 shares of common stock. Also, Ashford has received stock as interest payments for a promissory note he has with the Company

(9)

Apt Leadership, LLC is consulting firm managed by Gordon McGilton and Heero Hacquebord which  helps organizations optimize, integrate, and improve their production and business processes in a way that leads to long-range success..

(PROPOSAL ONE)
PROPOSAL TO ELECT DIRECTORS TO THE BOARD OF DIRECTORS

Our Directors are elected annually. At each Annual Meeting of Stockholders, our directors are elected for a term set in accordance with our By-Laws, or until the directors’ successors are duly elected and qualified. The Directors elected at this Meeting will be elected to serve as set forth in the By-Laws. The Board of Directors has designated as director nominees Reza Zarif, Kambiz Mahdi, Barrett Evans, and Jeff Conrad. Each of the nominees is currently a Director of the Company.

The persons named in the proxy will vote to elect Reza Zarif, Kambiz Mahdi, Barrett Evans, and Jeff Conrad as Directors, unless authority to vote for the election is withheld or the proxy is marked with the names of Directors as to whom authority to vote is withheld. In the event that any nominee shall become unable or unwilling to serve, the persons acting under the proxy may vote the proxy for the election of a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

NAME

AGE

POSITION

Kambiz Mahdi

41

Director

Reza Zarif

48

Chief Executive Officer, Director

Barrett Evans

34

Director, Interim Chief Financial Officer

Jeffrey Conrad

33

Director

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

KAMBIZ MAHDI is a co-founder and was with the company since its inception in 1993 until November of 2005.  Mr. Mahdi was directly responsibilities for sales and marketing, overseeing financial activities, and developing and guiding the company’s vision and cultural values.  Prior to Probe, Mr. Mahdi was the Technical Sales Manager for six years with Future Electronics, a billion dollar electronics distributor. While at Future Electronics, Mr. Mahdi developed technical management leadership and management tools for their highest technology customers and applications.  Mr. Mahdi has a BS degree in Electrical Engineering.

REZA ZARIF is a co-founder and has been with the company and has been our chief executive officer since September 2005.  Mr. Zarif is responsible for all operational activities as well as developing and guiding the company's vision and cultural values.  Prior to Probe, Mr. Zarif was at Graphtec Incorporated of Japan for 7 years where he was responsible for transferring manufacturing and associated technologies from Japan to the United States.  Mr. Zarif has a BA and MA in Cultural Anthropology and earned the status of "Summa Cum Laude" at the University of California, Irvine.

BARRETT EVANS has been our director since July 15, 2004. Mr. Evans is eFund Capital Partner's Managing Partner. In 1990, Mr. Evans started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Mr. Evans developed significant relationships with institutional investors. Additionally, Mr. Evans was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital. Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners in 1999. At eFund Capital Partners, Mr. Evans has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara. He also serves as a director for NeWave, Inc., RAP Technology, Inc. and Xtreme Companies, Inc.

JEFFREY CONRAD has been our director since July 15, 2004.  Mr. Conrad is a Venture Partner with eFund Capital Partners, LLC. Jeff worked as a contract attorney for the law firm of Gibson, Dunn and Crutcher, LLP until December 1999 when he joined eFund Capital Partners. Prior to that time he worked with Diana Perez, Attorney at Law, Kushner-Locke International and Universal Pictures. Jeff's primary focus has been on entertainment and corporate transactions. Jeff has also worked as a junior publicist for the public relations firm Levine Communications where his focus was strategic advertising and marketing. Jeff received his Juris Doctorate from Loyola Law School and is a member of the State Bar of California. Jeff received his Bachelor's degree from the University of California, Los Angeles.  He also serves as a director of RAP Technology, Inc.

BOARD  OF  DIRECTORS

We currently have four members of our Board of Directors, who are elected to annual terms and  until  their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships  among  any  of  our  directors,  officers  or  key  employees.  On April 13, 2006, Mr. Dennis Benner our director and chairman of the board of directors resigned from the board of directors to pursue other interest.

RELATED PARTY TRANSACTIONS

Table of Contents

    Jeffrey Conrad provides legal services for the company and receives a monthly retainer of $2,500 and is one of the company directors.   Jeffrey Conrad is also a venture partner of eFund Capital Partners, LLC.   Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.   However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.   eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.
    South Coast Marketing, LLC is associated with eFund Capital Partners and administrates SB-2 filing fees.
    In May of 2004 the company entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to the company.   In exchange, the company gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.   Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.   However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and   disclaim any beneficial ownership of such shares of common stock.   Mr. Evans and Mr. Conrad have both been directors of the company since May 2004.
    REASONS FOR SALE OF SHARES TO QUANTUM
    RECOMMENDATION

Jeffrey Conrad provides legal services for the company and receives a monthly retainer of $2,500 and is one of the company directors.  Jeffrey Conrad is also a venture partner of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.

South Coast Marketing, LLC is associated with eFund Capital Partners and administrates SB-2 filing fees.

In May of 2004 the company entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to the company.  In exchange, the company gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and  disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of the company since May 2004.

Note Payable number 2029052, dated March 10, 2006  – related party, unsecured, 12% interest, and ten monthly payments in the amount of $3,650 plus accrued interest. 1st payment due on April 10,2006.  Payable to Kambiz Mahdi, our former CEO and current director.

Note Payable number 2029051, dated March 10, 2006  – related party, unsecured, 12% interest, and ten monthly payments in the amount of $3,650 plus accrued interest. 1st payment due on April 10,2006.  Payable to Reza Zarif, our CEO.

 Note Payable number 2029054, dated March 10, 2006  – related party, Special use, line of credit in the amount of $45,000, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock),  due May 10, 2007.  As of June 30, 2006 the outstanding balance was $29,649. Payable to Kambiz Mahdi, This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured, At 12% interest rate, with a 36 month amortization, payments of $1,001 and a balloon payment of $16,588 on April 15, 2008

Note Payable number 2029053, dated March 10, 2006  – related party, Special use, line of credit in the amount of $45,000, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock),  due May 10, 2007.  As of June 30, 2006 the outstanding balance was $29,649.  Payable to Reza Zarif, This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured, At 12% interest rate, with a 36 month amortization, payments of $1,001 and a balloon payment of $16,588 on April 15, 2008

Note Payable – number 2401010 – related party, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock) due on May 10, 2007, Payable to Kambiz Mahdi.  This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured, At 12% interest rate, with a 36 month amortization, payments of $7,871 and a balloon payment of $130,366 on April 15, 2008

Note Payable – number 2401000 – related party, unsecured, 20% interest (10% paid in Cash and 10% paid in Company stock)  due on May 10, 2007, Payable to Reza Zarif.  This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured, At 12% interest rate, with a 36 month amortization, payments of $7,871 and a balloon payment of $130,366 on April 15, 2008.

Note Payable – Number 2020000 – related party.  This Note was an operating line of credit, secured by the assets of the company,   Borrowings under this Line of credit was at an interest rate of 20% (12% paid in cash and 8% paid in common stock in the company) per annum.   As of June 30, 2006 the Company had an outstanding balance against this line of credit in the amount of $75,000, Payable to Rufina Paniego.  This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured , At 12% interest rate, with a 36 month amortization, payments of $2,491 and a balloon payment of $41,257 on April 15, 2008.

Note Payable – Number 2029000 – related party.  This Note was an operating line of credit, secured by the assets of the company,   Borrowings under this Line of credit was at an interest rate of 20% (12% paid in cash and 8% paid in common stock in the company) per annum.   As of June 30, 2006 the Company had an outstanding balance against this line of credit in the amount of $150,000, Payable to eFund Capital Partners.  This note was converted to a Term Note Payable, with an effective date of  June 30, 2006, Un-secured , At 12% interest rate, with a 36 month amortization, payments of $4,982 and a balloon payment of $82516 on April 15, 2008.

CODE  OF  ETHICS

We  have  adopted  a  code  of  ethics  that  applies to our principal executive officer,  principal  financial  officer,  principal  accounting  officer  or controller, or persons performing similar functions. We are filing our Code of Ethics to our  Report  on  Form 10-KSB for the year ended December 31, 2005 as Exhibit 14.1.  Our Code  of  Ethics  is  available  upon  request  at  no charge to any shareholder.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have a standing audit committee, compensation committee or nomination committee. Currently, the full board performs the functions normally delegated to such committees. The board believes at this time it is in the best interests of the Company and its shareholders for each member of the board to participate in all functions of the board as long as no conflicts are present. However, if the board expands beyond four members in the future, the board will consider creating committees and delegating appropriate board functions to those committees at that time.

PROCEDURE FOR NOMINATING DIRECTORS

The board does not have a written policy or charter regarding how director candidates are evaluated or nominated for the board. Additionally, the board has not created particular qualifications or minimum standards that candidates for the board must meet. Instead, the board considers how a candidate could contribute to the company’s business and meet the needs of the company and the board.

The board will consider candidates for director recommended by our shareholders. Candidates recommended by shareholders are evaluated with the same methodology as candidates recommended by management or members of the board. To refer a candidate for director, please send a resume or detailed description of the candidate’s background and experience with a letter describing the candidate’s interest in the company to 25242 Arctic Ocean Dr. Lake Forest, CA. 92630, Attention: Jeffrey Conrad. All candidate referrals are reviewed by at least one current board member.

CONTACT WITH THE BOARD OF DIRECTORS

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Reza Zarif at Probe Manufacturing, Inc., 25242 Arctic Ocean Dr. Lake Forest, CA. 92630. While we appreciate all comments and questions from shareholders, we may not be able to individually respond to all communications.

Mr. Zarif collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific board member, Mr. Zarif will disseminate the communication to the appropriate party at the next scheduled board meeting unless the communication requires a more urgent response. In that case, Mr. Zarif will direct the communication to the appropriate party prior to the next scheduled board meeting. If the communication is addressed to an executive officer, Mr. Zarif will direct that communication to the executive officer. All communications addressed to our directors and executive officers are reviewed by those parties unless the communication is clearly frivolous.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and beneficial owners of more than 10% of any class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) during fiscal 2006, and certain written representations from executive officers and directors, we are not aware of any other such required reports that have not been timely filed.

EXECUTIVE COMPENSATION

The following table  presents  a summary of the compensation paid to our Chief Executive Officer and Chief Operating Officer. No other executive officer received compensation in excess of $100,000 during 2005. Except as listed below, there are no bonuses, other annual compensation,  restricted  stock  awards  or  stock  options/SARs  or any other compensation  paid  to  the  executive  officers.

                                                                                                     Annual Compensation                               Long Term Compensation

                                                                                              ---------------------------------------  ----------------------------------------------------------

                                                                                                                                                           Awards                           Payouts

                                                                                                                                                    ------------------------------     -----------------------

                                                                                                                                                          Restricted

                                                                                                                             Other                    Stock               Securities

                                                                                                                           Annual                  Awards           Underlying           LTIP        All   Other

                 Name and Principal Position   Year (1)  Salary      ($)Bonus   ($)    Comp ($)      ($)                        Options/SARs       Payout ($)  Comp. ($)

                  _______________________________________________________________________________________________________________

                 Kambiz Mahdi, Ex-Chief         2002     $230,513.79       0                    0                       0                          0                            0           0

                 Executive                                  2003     $174,632..59      0                    0                       0                          0                            0           0

                 Officer and Director                 2004     $167,000.00       0                     0                      0                          0                             0           0

                                                                   2005    $167,000.00        0                    0                       0                          0                            0            0

                 Reza Zarif, Chief                      2002     $230,513.79        0                    0                       0                          0                             0           0

                 Executive Officer                     2003     $174,632..59       0                    0                       0                           0                             0          0

                 And Ex- COO                          2004     $167,000.00        0                    0                       0                           0                             0          0

                                                                   2005     $167,000.00        0                    0                       0                           0                             0          0

On September 15, 2005 our board of directors replaced our chief executive officer, Kambiz Mahdi, with Reza Zarif, our former chief operations officer.  In November of 2005, Mr. Mahdi decided to leave the company to pursue other interests

EMPLOYMENT  AGREEMENTS WITH KEY PERSONS

Our Chief Executive Officer, Reza Zarif, is currently under an employment agreement for two years whereby he receives an annual salary of $250,000 of which $83,000 can be paid in common stock at the option of the Company.

DIRECTOR  COMPENSATION

We currently have four members of our board of directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

We currently reimburse directors for travel expenses associated with their work for the Company and have issued each director 100,000 shares for the last two years of service.  We have not established a compensation plan going forward.

RECOMMENDATION

The affirmative vote of a plurality of the votes represented in person or by proxy at the Meeting is required for the election of the proposed nominees to the Board of Directors. The Board of Directors recommends a vote for the election of Reza Zarif, Kambiz Mahdi, Barrett Evans, and Jeffrey Conrad, as Directors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

(PROPOSAL TWO)
PROPOSAL TO APPROVE THE SALE OF COMMON STOCK SECURITIES TO QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. REPRESENTING 19.9% OF THE OUTSTANDING STOCK OF PROBE MANUFACTURING, INC.

Subject to the approval of the shareholders and completion of the final Stock Purchase Agreement, the Company plans to enter into a Stock Purchase Agreement with Quantum Fuel System Technologies Worldwide, Inc. for the sale of common representing 19.9% of Probe’s outstanding common stock with an option to purchase 51% of the Probe’s outstanding common stock within three years of execution of the Agreement in the form set forth in Exhibit A attached hereto.

ABOUT QUANTUM FUEL SYSTEM TECHNOLOGIES WORLDWIDE, INC.

Quantum is a leader in powertrain engineering, system integration, manufacturing and assembly of packaged fuel systems and accessories for specialty vehicles and applications including fuel cells, hybrids, alternative fuels, hydrogen refueling, new body styles, mid-cycle vehicle product enhancements and high performance engines and drive trains for Original Equipment Manufacturers (“OEMs”) and OEM dealer networks. Quantum is uniquely positioned to leverage our alternative fuel, battery system, electronic control, electric and hybrid electric drive system, fuel cell, and hydrogen handling and refueling capabilities and experience to support the growing hybrid vehicle market and the early introduction of hydrogen and fuel cell vehicles. Quantum also design, engineer and manufacture hybrid and fuel cell vehicles.

Quantum is a publicly held corporation that trades on the NASDAQ market under the symbol QTWW.

OVERVIEW OF KEY TERMS OF THE STOCK PURCHASE AGREEMENT

1.  Sale and Purchase of Subscription Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing of the Subscription Shares, the Company will issue, sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase from the Company, free and clear of any Encumbrances, 2,617,124 shares (“Subscription Shares”) of the Company’s common stock.  The parties acknowledge and agree that it is their intention for Buyer to own 19.9% percent of the total issued and outstanding shares of the Company’s common stock, on a Fully Diluted Basis immediately following the Closing of the purchase and sale of the Subscription Shares.  In the event that it is later determined that the Subscription Shares are not sufficient for Buyer to own 19.9% of issued and outstanding shares of the Company’s common stock, the Company shall issue, for no additional consideration from Buyer, such number of shares of Company common stock necessary to bring Buyer’s ownership percentage up to 19.9%, on a Fully Diluted Basis.

2.  Subscription Price  The price (the “Subscription Price”) for the Subscription Shares shall be equal to the sum of (a) Twenty-Five Thousand Dollars ($25,000) to be used by the Company solely for working capital purposes (“Cash Subscription Price”), and (b) the following credits (“Subscription Price Credits”):

2.1 A rent credit (“Rent Credit”) in the amount of Two Hundred Eighty Eight Thousand Nine Hundred and Seventy Two Dollars ($288,972) to be used to offset rent due and owing to Buyer from the Company following the Closing pursuant to the Sublease Agreement.

2.2 A service credit (“Service Credit”) in the amount of Seven Hundred Eleven Thousand and Twenty Eight ($711,028) to be used to offset amounts due and owing to Buyer from the Company for services to be provided by the Buyer to the Company following the Closing at the Buyer’s standard billing rates which are set forth on Schedule 1.2.2 attached hereto.  Such service shall include, but not be limited to, testing, engineering support and administrative services.

2.3 Buyer will also grant to Seller an exclusive worldwide license to certain technologies as defined by the License Agreement.

3. The Subscription Price Credits must be fully utilized by the Company on or before September  29, 2010.  If not fully utilized by such date, the Subscription Price Credits will expire and the Buyer will have no further obligation to offset any amounts due and owing by the Company to the Buyer for rent or other services rendered by the Buyer.

4.  Option to Purchase Additional Shares

. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Buyer the option (the “Option”) to purchase from the Company during the Term (as defined in Section 2.3) that number of issued and outstanding shares of the Company’s common stock that is necessary for the Buyer, immediately following exercise of the Option, to own fifty-one percent (51%) of the Company’s issued and outstanding shares, on a Fully Diluted Basis (“Option Shares”).

5.  Option Price

. The purchase price (the “Option Price”) for the Option Shares shall be equal to the sum of (a)  One Hundred Thousand Dollars ($100,000), to be used solely by the Company for working capital purposes (“Cash Option Price”), and (b) an additional Service Credit (“Option Price Credits”) in the amount of One Million Dollars ($1,00,000) to be used to offset amounts due and owing to Buyer from the Company for rent or services to be provided by the Buyer to the Company following the Option Closing Date at the Buyer’s standard billing rates which will be established by Buyer on or prior to the Option Closing Date (as defined in Section 2.4).  Such service shall include, but not be limited to, testing, engineering support and administrative services. The Option Price Credits must be fully utilized by the Company on or before September 29, 2014.  If not fully utilized by such date, the Option Price Credits will expire and the Buyer will have no further obligation to offset any amounts due and owing by the Company to the Buyer for services rendered by the Buyer.

6. Term of Option.

 The Buyer may exercise the Option at any time following the date of this Agreement and must exercise the Option on or before 5:00 p.m. on the third anniversary date of this Agreement (the “Term”).  Upon the expiration of the Term, the Option, to the extent not exercised before then, shall automatically terminate and become null and void.

7.  Exercise of Option

. The Buyer may exercise its Option hereunder at any time during the Term by providing the Company with written notice of its intent to exercise (the “Exercise Notice”).  The closing with respect to the acquisition and purchase of the Option Shares by Buyer (“Option Closing”) as a result of the exercise of the Option shall be established by Buyer and set forth in the Exercise Notice but it must occur within thirty (30) days following the date of the Exercise Notice.

REASONS FOR SALE OF SHARES TO QUANTUM

The reasons for the sale of shares to Quantum are several:  (1) First, it will allow us to acquire through licensing the right to technologies that can be used to develop alternative fuel products such as alternative standby generation and alternative fuel cell systems.  We believe that through the acquisition of Quantum’s technologies we will be able to further the technology development, manufacturing, and worldwide marketing of products that support the use of alternative fuels in propulsion systems which can be used in the standby generation and automotive industries.  In doing so we will be able to leverage our manufacturing expertise and create a foundation of technologies that will generate greater revenue for Probe going forward. (2) Second, we believe the transaction will generate increased interest from the investment community in our common stock and will attract the interest of institutional investors.  This will allow us to properly fund Probe’s future growth and execute our strategic objectives.

IMPACT TO SHARESHOLDERS

As a result of the sale of shares to Quantum the value of shares held by our existing shareholders will decrease, or be diluted.

NO APPRAISAL RIGHTS

Under Nevada General Corporation Law, shareholders are not entitled to appraisal rights with respect to the proposed sale of shares to Quantum.

RECOMMENDATION

The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed sale of shares to Quantum pursuant to the terms of the Stock Purchase Agreement. The Board of Directors recommends a vote for the proposed sales of stock to Quantum Fuel System Technologies Worldwide, Inc. and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

SHAREHOLDER PROPOSALS

Proposals of Stockholders intended to be presented at the 2006 Annual Meeting of Stockholders and included in our proxy statement and proxy for such Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received at our principal executive offices not later than September 26, 2006 for inclusion in the proxy statement for that meeting.

PROXY CARD
PROBE MANUFACTURING, INC.
Annual Meeting of Shareholders to be held Friday September 29, 2006

The undersigned hereby appoints Reza Zarif and Barrett Evans, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Probe Manufacturing, Inc., a Nevada Corporation, held of record by the undersigned on September 1, 2006, at the Annual Meeting of Shareholders to be held at 25242 Arctic Ocean Dr. Lake Forest, CA. 92630 at 10:00 a.m. Pacific Standard Time on September 29, 2006, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1and 2 and in the discretion of the proxy as to such other matters as may properly come before the meeting.

1.	ELECTION OF DIRECTORS:		FOR	WITHELD
	Nominees:	Reza Zarif	p	p
		Kambiz Mahdi	p	p
		Barrett Evans	p	p
		Jeffrey Conrad	p	p

p FOR ALL nominees
p WITHOLD ALL nominees listed
			FOR	WITHELD	ABSTAIN
2	APPROVAL OF SALE OF SHARES TO QUANTUM FULE SYSTEMS TECHNOLOGIES, INC.		p	p	p

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF

ADDRESS LABEL

Please sign exactly as name appears on stock certificate (as appears on address label affixed hereto). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

		DATED:	____________	, 2006

		(Signature of Shareholder)	__________________________________________________________

		(Signature if held jointly)	__________________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.